Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2022 AND PROVIDES BUSINESS UPDATE

First quarter Consolidated Revenues up 27% to $793.7 million
Company reinstates quarterly cash dividend and share repurchase program

CALABASAS HILLS, Calif., – April 27, 2022 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2022, which ended on March 29, 2022.

Total revenues were $793.7 million in the first quarter of fiscal 2022 compared to $627.4 million in the first quarter of fiscal 2021. Net income and diluted net income per common share were $23.2 million and $0.45, respectively, in the first quarter of fiscal 2022.

Excluding the after-tax impact of a $0.8 million charge recorded by the Company primarily associated with FRC acquisition-related items, adjusted net income and adjusted net income per share for the first quarter of fiscal 2022 were $24.0 million and $0.47, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 20.7% year-over-year in the first quarter of fiscal 2022.

As of today, indoor dining capacity restrictions have been lifted for all of the Company’s restaurants across all its concepts. Fiscal 2022 second quarter-to-date through April 26th comparable sales for The Cheesecake Factory restaurants increased approximately 8.2% year-over-year, supported by approximately 25% off-premise sales mix.

“Our sales trends across our brands continued to be strong during the first quarter, and this trend has sustained into the second quarter to date. Our restaurants remain competitively well positioned and we are clearly capturing market share as evidenced by our continued outperformance of the broader casual dining industry.” said David Overton, Chairman and Chief Executive Officer. “Given the sales strength and our confidence in the cash generation ability of our business, we are paying a quarterly dividend and reinstated our share repurchase program.”

Overton continued, “We were recently recognized as one of the “100 Best Companies to Work For®” by Fortune magazine for the ninth consecutive year, reinforcing that we continue to be an employer of choice in the restaurant industry. While the environment continues to be challenging, the strength of our best-in-class operators gives me confidence that we can continue to deliver delicious, memorable experiences for our guests and drive market share gains.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

The Company now expects to open as many as 15 to 16 new restaurants in fiscal 2022, including as many as four Cheesecake Factory restaurants, four to five North Italia restaurants, and as many as seven FRC restaurants, including three to four Flower Child locations. This includes a Flower Child which opened subsequent to first quarter-end in Fort Worth.

In addition, in fiscal 2022, the Company expects one Cheesecake Factory restaurant to open internationally under a licensing agreement.

Balance Sheet & Cash Flow

As of March 29, 2022, the Company had total available liquidity of $424 million, including a cash balance of $184 million and availability on its revolving credit facility of $240 million. Total principal amount of debt outstanding was $475 million, including $345 million in principal amount of 0.375% convertible senior notes due 2026 and $130 million in principal amount drawn on the Company’s revolving credit facility.

The Company also announced today that its Board of Directors declared a quarterly dividend of $0.27 per share to be paid on May 24, 2022 to shareholders of record at the close of business on May 11, 2022, and also reinstated the share repurchase program.

Conference Call and Webcast

The Company will hold a conference call to review its results for the first quarter of fiscal 2022 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through May 27, 2022.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 307 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 29 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2022, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the ninth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From FORTUNE. ©2022 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding sales trends and strength, competitive position, market share and market share gains, outperformance of the broader casual dining industry, development expectations, cash generation ability, quarterly dividends, share repurchases and being an employer of choice. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; supply chain disruptions and inflation; the geopolitical environment; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants, Social Monk Kitchen and other concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; labor constraints, changes in unemployment rates and increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise in connection with a return to normal course of business, including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development; compliance with debt covenants; strategic capital allocation decisions including any share repurchases or dividends; the ability to achieve projected financial results; economic and political conditions that impact consumer confidence and spending; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
Consolidated Statements of Income	March 29, 2022		March 30, 2021
		Percent of		Percent of
	Amount	Revenues	Amount	Revenues
Revenues	$793,710	100.0%	$627,417	100.0%
Costs and expenses:
Cost of sales	188,501	23.7%	135,875	21.7%
Labor expenses	295,763	37.3%	229,732	36.6%
Other operating costs and expenses	207,635	26.2%	181,533	28.9%
General and administrative expenses	49,123	6.2%	44,427	7.1%
Depreciation and amortization expenses	21,505	2.7%	22,006	3.5%
Impairment of assets and lease termination expenses	207	0.0%	594	0.1%
Acquisition-related contingent consideration, compensation and amortization expenses	891	0.1%	550	0.1%
Preopening costs	1,764	0.2%	3,856	0.6%
Total costs and expenses	765,389	96.4%	618,573	98.6%
Income from operations	28,321	3.6%	8,844	1.4%
Interest and other expense, net	(1,461)	(0.2)%	(2,694)	(0.4)%
Income before income taxes	26,860	3.4%	6,150	1.0%
Income tax provision	3,697	0.5%	2,282	0.4%
Net income	23,163	2.9%	3,868	0.6%
Dividends on Series A preferred stock	-	0.0%	(5,070)	(0.8)%
Net gain/(loss) available to common stockholders	$23,163	2.9%	$(1,202)	(0.2)%

Basic net gain/(loss) per common share	$0.46		$(0.03)
Basic weighted average shares outstanding	50,333		44,189

Diluted net gain/(loss) per common share	$0.45		$(0.03)
Diluted weighted average shares outstanding	51,013		44,189

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended
Selected Segment Information	March 29, 2022	March 30, 2021
Revenues:
The Cheesecake Factory restaurants	$609,816	$499,389
North Italia	52,757	32,823
Other FRC	58,832	36,194
Other	72,305	59,011
Total	$793,710	$627,417

Income from operations:
The Cheesecake Factory restaurants	$63,444	$44,481
North Italia	3,678	332
Other FRC	7,329	3,880
Other	(46,130)	(39,849)
Total	$28,321	$8,844

Preopening costs:
The Cheesecake Factory restaurants	$1,034	$2,063
North Italia	410	1,217
Other FRC	(11)	463
Other	331	113
Total	$1,764	$3,856

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$(165)	$-
North Italia	-	-
Other FRC	-	-
Other	372	594
Total	$207	$594

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$15,587	$16,320
North Italia	1,298	844
Other FRC	1,581	1,177
Other	3,039	3,665
Total	$21,505	$22,006

	13 Weeks Ended	13 Weeks Ended
The Cheesecake Factory restaurants operating information:	March 29, 2022	March 30, 2021
Comparable restaurant sales vs. prior year	20.7%	2.8%
Restaurants opened during period	-	1
Restaurants open at period-end	208	207
Restaurant operating weeks	2,704	2,678

North Italia operating information:
Comparable restaurant sales vs. prior year	32%	5%
Restaurants opened during period	-	1
Restaurants open at period-end	29	24
Restaurant operating weeks	377	303

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	-	1
Restaurants open at period-end	31	28
Restaurant operating weeks	403	342
Other operating information:(2)
Restaurants opened during period	-	-
Restaurants open at period-end	38	38
Restaurant operating weeks	501	477

Number of company-owned restaurants:
The Cheesecake Factory	208
North Italia	29
Other FRC	31
Other	38
Total	306

Number of international-licensed restaurants:
The Cheesecake Factory	29

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	March 29, 2022	December 28, 2021
Cash and cash equivalents	$183,556	$189,627
Long-term debt, net of issuance costs (1)	466,521	466,017

(1) Incudes $337 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $8.5 million in unamortized issuance cost) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheets and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the then potential impact of the conversion of the Company’s convertible preferred stock into common stock for the period that it was outstanding prior to the repurchase and conversion on June 15, 2021, the Company excluded the preferred dividend and assumed all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended
	March 29, 2022	March 30, 2021
Net loss available to common stockholders (GAAP)	$23,163	$(1,202)
Dividends on Series A preferred stock	-	5,070
COVID-19 related costs(1)	-	4,917
Impairment of assets and lease termination expenses (2)	207	594
Acquisition-related contingent consideration, compensation and amortization expenses(3)	891	550
Uncertain tax position(4)	-	2,471
Tax effect of adjustments(5)	(286)	(1,576)
Adjusted net income (non-GAAP)	$23,975	$10,824

Diluted net loss per common share (GAAP)	$0.45	$(0.03)
Dividends on Series A preferred stock	-	0.09
Assumed impact of potential conversion of Series A preferred stock into common stock (6)	-	0.00
COVID-19 related costs	-	0.09
Impairment of assets and lease termination expenses	0.00	0.01
Acquisition-related contingent consideration, compensation and amortization expenses	0.02	0.01
Uncertain tax position	-	0.05
Tax effect of adjustments	(0.01)	(0.03)
Adjusted net income per share (non-GAAP)(7)	$0.47	$0.20

(1) Represents incremental costs associated with COVID-19 such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment. For the thirteen weeks ended March 30, 2021, the Company recorded $4.9 million for these costs with approximately $4.6 million reflected in other operating expenses and $0.3 million in labor expenses.

(2) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen weeks ended March 29, 2022 and March 30, 2021 can be found in the Selected Segment Information table.

(3) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(4) Reserve for uncertain tax position. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on its technical merits, taking into account available administrative remedies and litigation.

(5) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2022 and 2021 periods.

(6) Represents the impact of assuming the conversion of Series A preferred stock into common stock (9,598,559 shares for the thirteen weeks ended March 30, 2021), resulting in an assumption of 53,787,314 weighted-average common shares outstanding for the thirteen weeks ended March 30, 2021.

(7) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100